Exhibit 99.1
News Release

For immediate release	For more information contact:
May 3, 2019	Jeffrey E. Eberwein
Chairman of the Board
203-489-9501
ir@digirad.com
Digirad Corporation Reports Financial Results for the
First Quarter Ended March 31, 2019
•Performs within expectations, highlighted by DIS growth in revenue of 7% year over year
•Closed asset-based loan of $20 million with Sterling National Bank
•Made significant progress towards “HoldCo” transformation by creating new Star Holdings Real Estate division
Suwanee, GA. - Digirad Corporation (Nasdaq: DRAD) reported today its financial results for the first quarter ended March 31, 2019.
Total revenues from continuing operations for the first quarter were $23.9 million, compared to $25.5 million in the first quarter of the prior year.
Net loss from continuing operations for the first quarter was $1.7 million, or $0.08 net loss per diluted share, compared to net loss from continuing operations of $1.4 million, or $0.07 net loss per diluted share in the same period in the prior year. Non-GAAP adjusted net loss from continuing operations for the first quarter was $1.0 million, or $0.05 per diluted share, compared to adjusted net loss of $1.4 million, or $0.07 per diluted share in the same period in the prior year.
Operating cash flow for the first quarter was an outflow of $2.2 million, compared to an inflow of $0.4 million for the same period in the prior year. Non-GAAP adjusted EBITDA from continuing operations for the first quarter was $0.8 million, compared to $1.0 million in the same period in the prior year. Non-GAAP free cash flow was an outflow of $2.3 million for the first quarter, compared to an inflow of $0.3 million in the same period in the prior year.
Digirad President and CEO Matt Molchan said, “The first quarter of 2019 was within our expectations for revenue and adjusted EBITDA. Our Diagnostic Imaging Solutions (DIS) division performed well during the quarter with revenue growth of 7.0% year over year, outperforming our expectations for revenue and adjusted EBITDA. Our Mobile Healthcare division was met with extreme weather conditions throughout most of the first quarter, which led to less available scanning days and a decrease in expected revenue and adjusted EBITDA. Our Diagnostic Imaging division met our expectations for both revenue and adjusted EBITDA in the quarter. In terms of financing, we entered into a new asset-based loan agreement with Sterling National Bank (SNB) for $20 million. We used the proceeds from the SNB loan to refinance and terminate our agreement with Comerica Bank.”
Significant progress was made towards the formation of “HoldCo”, Digirad’s go-forward strategy previously announced on September 10th, 2018. A new subsidiary of Digirad - Star Real Estate Holdings USA (SRE) was created. This new division will manage the real estate assets of Digirad and the future “HoldCo” diversified holding company. SRE has already purchased 3 modular building factories and established positive cash flow lease backs for these facilities. Additionally, Digirad’s fourth and the final Fargo office building was recently sold for $750 thousand. The other three buildings were sold last year. The total sales price for all the Fargo properties was $1.7 million. As previously stated, HoldCo, once it is fully functional, expects to make high-return internal investments as well as look for attractive acquisition opportunities in addition to repurchasing shares. Share repurchases will be evaluated against organic growth investments and acquisitions, and the Company expects to continually allocate capital to maximize shareholder value.
Finally, Digirad Corporation has approximately $83.7 million of usable net operating losses (“NOL”) in the U.S., which the Company considers to be a very valuable asset for its stockholders. Protecting the value of this NOL asset limits the amount of stock than can be repurchased over a given time period. In order to protect the value of the NOL for all stockholders, the Company has a charter amendment in place that limits beneficial ownership of Digirad common stock to 4.99%. Stockholders who wish to own more than 4.99% of Digirad common stock, or who already own more than 4.99% of Digirad common stock and wish to buy more, may only acquire additional Shares with the Board’s prior written approval.
If you have any questions, either prior to or after our scheduled Earnings Conference call, please e-mail ir@digirad.com.

2019 Financial Guidance
The Company announced its financial guidance for 2019, which is to generate revenues from continuing operations of between $95 million and $100 million, non-GAAP adjusted EBITDA between $5.5 million and $6.5 million and free cash flow between $3 million and $4 million.
Update on Proposed Preferred Offering
Digirad filed a prospectus and registration statement with the Securities and Exchange Commission (the initial filing on March 12, 2019, as amended on April 9, 2019, the “Prospectus”). Digirad continues to explore all options regarding selling shares of preferred stock, including a sale limited to one or several institutional investors in a private transaction. However, it is unlikely that Digirad will proceed with its proposed offering of nonconvertible preferred stock on substantially the terms described in the Prospectus. Digirad is continuing to speak with potential investors regarding potential investment, which may be on terms similar to what was described in the Prospectus or other terms, whether it is through a public or private transaction, although there can be no assurance that a transaction will close on these or any other terms.
Conference Call Information
A conference call is scheduled for 11:00 a.m. EDT on May 3, 2019 to discuss the results and management’s outlook. The call may be accessed by dialing 1-877-407-9039 (international callers: +1-201-689-8470) five minutes prior to the scheduled start time and referencing Digirad. A simultaneous webcast of the call may be accessed online from the Events & Presentations link on the Investor Relations page at http://ir.digirad.com/events-presentations; an archived replay of the webcast will be available within 15 minutes of the end of the conference call.
Use of Non-GAAP Financial Measures by Digirad Corporation
This Digirad news release presents the non-GAAP financial measures “adjusted net income (loss),” “adjusted net income (loss) per diluted share,” “free cash flow”, and “adjusted EBITDA.” The most directly comparable measure for these non-GAAP financial measures are net income and diluted net income per share. The Company has included below unaudited adjusted financial information, which presents the Company’s results of operations after excluding acquired intangible asset amortization, acquisition related contingent consideration adjustments, unrealized gain (loss) on available-for-sale securities, and non-recurring related income tax adjustments. Further excluded in the measure of adjusted EBITDA are interest, taxes, depreciation, amortization, and stock-based compensation.
A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding Digirad’s financial condition and results of operations is included as Exhibit 99.2 to Digirad’s report on Form 8-K filed with the Securities and Exchange Commission on May 3, 2019.
About Digirad Corporation
Digirad delivers convenient, effective, and efficient healthcare solutions on an as needed, when needed, and where needed basis. Digirad’s diverse portfolio of mobile healthcare solutions and diagnostic imaging equipment and services, provides hospitals, physician practices, and imaging centers through the United States access to technology and services necessary to provide exceptional patient care in the rapidly changing healthcare environment. For more information, please visit www.digirad.com.
Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seek,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates,” or the negative of those words or other comparable terminology, or in specific statements such as the Company’s ability to deliver value to customers, the ability to grow and generate positive cash flow, the ability to execute on restructuring activities, and ability to successfully execute acquisitions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These risks are detailed in Digirad’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

(Financial tables follow)

Digirad Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share amounts)

	Three Months Ended March 31,

	2019	2018
Revenues:
Services	$21,389	$22,623
Product and product-related	2,523	2,842
Total revenues	23,912	25,465
Cost of revenues:
Services	18,194	19,261
Product and product-related	1,737	1,597
Total cost of revenues	19,931	20,858
Gross profit	3,981	4,607
Total gross profit percentage	16.6%	18.1%
Services gross profit percentage	14.9%	14.9%
Product and product-related gross profit percentage	31.2%	43.8%
Operating expenses:
Marketing and sales	1,143	1,467
General and administrative	3,690	4,392
Amortization of intangible assets	283	357
Total operating expenses	5,116	6,216
Loss from operations	(1,135)	(1,609)
Other expense:
Other expense, net	(198)	(17)
Interest expense, net	(181)	(217)
Loss on extinguishment of debt	(151)	—
Total other expense	(530)	(234)
Loss before income taxes	(1,665)	(1,843)
Income tax benefit	8	455
Net loss from continuing operations	(1,657)	(1,388)
Net income from discontinued operations	—	5,494
Net (loss) income	$(1,657)	$4,106

Net (loss) income per share - basic and diluted
Continuing operations	$(0.08)	$(0.07)
Discontinued operations	—	0.27
Net (loss) income per share - basic and diluted	$(0.08)	$0.20
Dividends declared per common share	$—	$0.055
Weighted average shares outstanding – basic and diluted	20,278	20,092

Net (loss) income	$(1,657)	$4,106
Other comprehensive income (loss):
Reclassification of tax provision impact	22	—
Reclassification of unrealized gains on equity securities to retained earnings	—	(17)
Total other comprehensive income (loss)	22	(17)
Comprehensive (loss) income	$(1,635)	$4,089

Digirad Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$797	$1,545
Equity securities	17	153
Accounts receivable, net	13,361	12,642
Inventories, net	5,483	5,402
Restricted cash	168	167
Other current assets	1,522	1,285
Total current assets	21,348	21,194
Property and equipment, net	20,575	21,645
Operating lease right-of-use assets	3,681	—
Intangible assets, net	4,944	5,228
Goodwill	1,745	1,745
Restricted cash	101	101
Deferred tax assets	16	—
Other assets	2,183	681
Total assets	$54,593	$50,594

Liabilities:
Current liabilities:
Accounts payable	$4,808	$5,206
Accrued compensation	3,246	3,862
Accrued warranty	230	197
Deferred revenue	1,414	1,687
Operating lease liabilities, current portion	1,251	—
Other current liabilities	2,474	2,265
Total current liabilities	13,423	13,217
Long-term debt	12,517	9,500
Deferred tax liabilities	121	121
Operating lease liabilities, net of current portion	2,564	—
Other liabilities	1,715	1,956
Total liabilities	30,340	24,794

Stockholders’ equity:
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value: 80,000,000 shares authorized; 20,309,908 and 20,249,786 shares issued and outstanding (net of treasury shares) at March 31, 2019 and December 31, 2018, respectively	2	2
Treasury stock, at cost; 2,588,484 shares at March 31, 2019 and December 31, 2018	(5,728)	(5,728)
Additional paid-in capital	145,516	145,428
Accumulated other comprehensive loss	—	(22)
Accumulated deficit	(115,537)	(113,880)
Total stockholders’ equity	24,253	25,800
Total liabilities and stockholders’ equity	$54,593	$50,594

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018

Net loss from continuing operations	$(1,657)	$(1,388)
Acquired intangible amortization	283	357
Unrealized (gain) loss on equity securities (1)	(28)	17
Restructuring costs (2)	—	97
Loss on extinguishment of debt	151	—
Transaction Cost (3)	230	—
Income tax benefit	(8)	(455)
Non-GAAP adjusted net loss from continuing operations	$(1,029)	$(1,372)

Net loss per diluted share from continuing operations	$(0.08)	$(0.07)
Acquired intangible amortization	0.01	0.02
Unrealized (gain) loss on equity securities (1)	—	—
Restructuring costs (2)	—	—
Loss on extinguishment of debt	0.01	—
Transaction Cost (3)	0.01	—
Income tax benefit	—	(0.02)
Non-GAAP adjusted net loss per basic and diluted share from continuing operations (4)	$(0.05)	$(0.07)

Digirad Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Net loss from continuing operations	$(1,657)	$(1,388)
Unrealized (gain) loss on equity securities (1)	(28)	17
Restructuring costs (2)	—	97
Loss on extinguishment of debt	151	—
Depreciation and amortization	1,809	2,265
Stock-based compensation	112	201
Interest expense, net	181	217
Transaction cost (3)	230	—
Income tax benefit	(8)	(455)
Non-GAAP adjusted EBITDA from continuing operations	$790	$954
(1) Reflects change in fair value of investments in equity securities.
(2) Reflects severance related costs.
(3) Reflects legal and other costs related to the proposed ATRM merger and HoldCo establishment.
(4) Per share amounts are computed independently for each discrete item presented. Therefore, the sum of the quarterly per share amounts will not necessarily equal to the total for the year, and sum of individual items may not equal the total.
Digirad Corporation
Reconciliation of Operating Cash Flow to Free Cash Flow
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Net cash (used in) provided by operating activities	$(2,185)	$420
Purchases of property and equipment, net of dispositions	(130)	(161)
Free cash flow	$(2,315)	$259

Digirad Corporation
Supplemental Debt Information
(Unaudited)
(In thousands)
The following table reflects outstanding principal balances and interest rates for the Company’s debt at March 31, 2019 and December 31, 2018:

	March 31, 2019		December 31, 2018
	Amount	Interest Rate	Amount	Interest Rate
Revolving Credit Facility - SNB (1)	$12,517	5.00%	$—	—%
Revolving Credit Facility - Comerica (2)	$—	—%	$9,500	4.87%

(1)	Entered into with Sterling National Bank in March 2019. The agreement consists of a revolving credit facility with a five-year term, maturing in March 2024.

(2)
Entered into with Comerica Bank in June 2017, which was subsequently amended on January 30, 2018 and September 30, 2018. The Company used a portion of the financing made available under the SNB Credit Facility to refinance and terminate, effective as of March 29, 2019, its credit facility with Comerica Bank.

Digirad Corporation
Supplemental Segment Information
(Unaudited)
(In thousands)

	Three Months Ended March 31,
	2019	2018
Revenue by segment:
Diagnostic Services	$11,726	$12,025
Diagnostic Imaging	2,523	2,842
Mobile Healthcare	9,663	10,598
Consolidated revenue	$23,912	$25,465
Gross profit by segment:
Diagnostic Services	$2,581	$2,247
Diagnostic Imaging	786	1,245
Mobile Healthcare	614	1,115
Consolidated gross profit	$3,981	$4,607
Loss from operations by segment:
Diagnostic Services	$1,736	$993
Diagnostic Imaging	343	619
Mobile Healthcare	(623)	(51)
Unallocated corporate and other expenses	(2,591)	(3,170)
Condensed consolidated loss from operations	$(1,135)	$(1,609)
Depreciation and amortization by segment:
Diagnostic Services	$304	$596
Diagnostic Imaging	78	74
Mobile Healthcare	1,427	1,592
Total depreciation and amortization	$1,809	$2,262